Exhibit 10.7

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

PREAMBLE:

CREDITOR:

CAIXA ECONÔMICA FEDERAL, financial institution acting as public company, created under the terms in Decree-Law Nr. 759, dated August 12, 1969, linked to the Ministry of Finance, ruled by the By-Laws in effect on the date of contract, hereinafter referred to as CAIXA or CREDITOR.

Address: Setor Bancário Sul, Quadra 4, Lotes 3 /4 – Brasilia/DF

Taxpayers’ Registry of the Ministry of Finance CNPJ/MF: 00.360.305/0001-04

Regional Superintendence: Osasco

ISSUER: NEXTEL TELECOMUNICAÇÕES LTDA.

Address: Av. das Nações Unidas, 14.171, 32nd Floor, Rochavera Crystal Tower

São Paulo – SP

Taxpayers’ Registry of the Ministry of Finance CNPJ/MF: 66.970.229/0001-67

CONSIDERING THAT on December 8, 2011, the ISSUER issued in favor of CAIXA, the Bank Credit Note Nr. 21.3150.777.0000001-97, in the principal amount of six hundred forty million Reais (BRL 640,000,000.00) (the “Note”);

CONSIDERING THAT on February 13, 2015, ISSUER and CAIXA entered into the first amendment to the Bank Credit Note Nr. 21.3150.777.0000001-97, amending, among other conditions, the interest rate incurring on the outstanding balance and additional guarantee to compliance with obligations therein (the “First Amendment” and, with the Note, the “CCB”).

CONSIDERING THAT the ISSUER, until this date, made amortizations to the principal in the amount of one hundred twenty eight million Reais (BRL 128,000,000.00) under the CCB;

CONSIDERING THAT ISSUER AND CAIXA intend to amend, with no intention to novate the CCB in order to amend some terms (“Second Amendment”);

THE PARTIES RESOLVE to amend the CCB under this Second Amendment, under the following terms and conditions.

CLAUSE ONE– The Credit Characteristics shall be in effect with the following writing:

CREDIT CHARACTERISTICS:

1 - CCB NUMBER: 21.3150.777.0000001-97	2 - Final due date on: 10/08/2019

3 - Total Credit Amount (“Principal”): Five hundred twelve million Reais (BRL 512,000,000.00)

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

4 - Type of Operation Investments – CDI – Post 777 – Special Company Credit – Large Corporations

5 - Financial Fees: 139.54% CDI CETP a.a., calculated according to Clause Three

6 - Term and System of Amortization and Payment:

Term: fifty eight (58) months, from the effective date of signature of this amendment to the Note, all under the terms and conditions in Exhibit I, compliant with:

(i) financial fees will be due on 09/08/2015, 12/08/2015 and 03/08/2016 and (ii) financial fees and principal will be due starting from 06/08/2016.

Constant Amortization System – SAC

7 – Non-Free Movement Account:

Branch 3150	Op. 003	Account 180	DV 4

8 - Free Movement Account:

Branch 3150	Op. 003	Account 1859	DV 6

9 - Location of Payments: São Paulo, SP

10 - Guarantor:

Guarantor	CNPJ

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

Nextel Telecomunicações S.A.	00.169.369/0001-22

On the Dates of Payment indicated in Clause Two below, by the due date set forth in Field 2 in this Note, in Brazilian currency in this city, I, ISSUER, as issuer and/or, I, GUARANTOR, shall pay to CAIXA or to its order, by this Note that with the bank statements of the account and/or calculation spreadsheet, is acknowledged as a title of enforceable net debt, arising out of the use of funds made available to ISSUER and added with Financial Fees agreed upon in this Note;

The debt represented by this Note includes the amounts of monthly amortization, as indicated in Field 6 in this Note, with respective Financial Fees, calculated considering the effective interest monthly rate, incurring quarterly or on each monthly installment, as indicated in Field 6 in this Note, and the operation statement or the spreadsheet, that complements this Note, shall express the amounts and respective percentage of Financial Fee, under the terms in Law Nr. 10.931, of February 08, 2004 and other current laws.

CLAUSE TWO – Clause Two in the Note shall be in effect with the following writing:

TERM

CLAUSE TWO – This Note shall be in effect for fifty eight (58) months, from the effective date of signature of this amendment to the Note, compliant with the following schedule of payment and amortization:

(a) financial fees will be due on 09/08/2015, 12/08/2015 and 03/08/2016 (“Lock Up Period”)

(b) financial fees and principal will be due starting from 06/08/2016 as above (each date of payment indicated below, a “Date of Payment”):

Year	Month	Payment	Balence
2016	May	BRL -	BRL 512,000,000.00
	June	BRL 11,852,034.95	BRL 500,147,965.05
	July	BRL 11,852,034.95	BRL 488,295,930.10
	August	BRL 11,852,034.95	BRL 476,443,895.15
	September	BRL 11,852,034.95	BRL 464,591,860.20
	October	BRL 11,852,034.95	BRL 452,739,825.25
	November	BRL 11,852,034.95	BRL 440,887,790.30
	December	BRL 11,852,034.95	BRL 429,035,755.35
2017	January	BRL 11,852,034.95	BRL 417,183,720.40
	February	BRL 11,852,034.95	BRL 405,331,685.45
	March	BRL 11,852,034.95	BRL 393,479,650.50

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

	April	BRL 11,852,034.95	BRL 381,627,615.55
	May	BRL 11,852,034.95	BRL 369,775,580.60
	June	BRL 11,852,034.95	BRL 357,923,545.65
	July	BRL 11,852,034.95	BRL 346,071,510.70
	August	BRL 11,852,034.95	BRL 334.219.475,75
	September	BRL 11,852,034.95	BRL 322,367,440.80
	October	BRL 11,852,034.95	BRL 310,515,405.85
	November	BRL 13,686,686.94	BRL 296,828,718.91
	December	BRL 13,686,686.94	BRL 283,142,031.97
2018	January	BRL 13,065,943.08	BRL 270,076,088.89
	February	BRL 13,065,943.08	BRL 257,010,145.81
	March	BRL 13,065,943.08	BRL 243,944,202.73
	April	BRL 13,065,943.08	BRL 230,878,259.65
	May	BRL 13,065,943.08	BRL 217,812,316.57
	June	BRL 13,065,943.08	BRL 204,746,373.49
	July	BRL 13,065,943.08	BRL 191,680,430.41
	August	BRL 13,065,943.08	BRL 178,614,487.33
	September	BRL 13,065,943.08	BRL 165,548,544.25
	October	BRL 13,065,943.08	BRL 152,482,601.17
	November	BRL 13,065,943.08	BRL 139,416,658.09
	December	BRL 13,065,943.08	BRL 126,350,715.01
2019	January	BRL 13,065,943.08	BRL 113,284,771.93
	February	BRL 13,065,943.08	BRL 100,218,828.85
	March	BRL 13,065,943.08	BRL 87,152,885.77
	April	BRL 13,065,943.08	BRL 74,086,942.69
	May	BRL 13,065,943.08	BRL 61,020,999.61
	June	BRL 13,065,943.08	BRL 47,955,056.53
	July	BRL 13,065,943.08	BRL 34,889,113.45
	August	BRL 13,065,943.08	BRL 21,823,170.37
	September	BRL 13,065,943.08	BRL 8,757,227.29
	October	BRL 8,757,227.29	BRL -

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

CLAUSE THREE – Clause Eight in the CCB shall be in effect with the following writing:

PAYMENT TERMS

CLAUSE EIGHT – As means for effective payment of the debt arising out of this Note, comprised by the Principal duly added with Financial Fees, ISSUER authorizes CAIXA to debit from the Free Movement Account mentioned in Field 8, on the respective Dates of Payment, irrevocably and irretrievably, amounts sufficient and required on each date, as applicable.

Paragraph One – During the Lock Up Period, ISSUER agrees upon the quarterly payment of the Financial Fees, described in Clause Three, with the first due date being on 09/08/2015, and remaining payments on 12/08/2015, and 03/08/2016.

Paragraph Two – After the Lock Up Period, ISSUER agrees upon the payment of the Principal, duly added with Financial Fees as per Section Two of this Note.

Paragraph Three – If any Date of Payment if not a working day, the respective payment shall be due on the first subsequent working day. For purposes of the terms in this Note, working day means Monday to Friday, except for national holidays or days when, for any reason, banks do not work or the financial market at ISSUER’s registered office location does not work.

Paragraph Four – The ISSUER authorizes CAIXA, regardless of prior notice, to use the balance found deposited in any of the accounts where it appears as title holder, at any unit of CAIXA, as well as other accounts that could be opened, whether to liquidate or for partial amortization of the debt found under the terms in this Note, if the payment is not made according to the terms in the caput of this Clause.

Paragraph Five – Monthly installments are due and calculated according to the Constant Amortization System – SAC, compliant with the terms in Clause Two, and fees according to Clause Three.

CLAUSE FOUR- Clause Twelve in the CCB shall be in effect with the following writing:

SPECIAL OBLIGATIONS

CLAUSE TWELVE – The ISSUER agrees upon, starting on the first half in 2016 (inclusive), to provide document proving that the index found by dividing the Net Debt by EBITDA is equal or lower than four (4.0) for the first half in 2016, three point five (3.5) in the second half in 2016, and two point five (2.5) starting on the first half in 2017 (including), and this index should be calculated by the ISSUER every six months (i) by August 15 based on the accounting closure on June 30; (ii) by the fifth working day after the maximum term provided for applicable regulation to disclose ISSUER’s financial statements and accounting statements; and (iii) based on ISSUER’s consolidated financial statements.

Paragraph One - For purposes of calculation of financial indexes in this Clause, to be calculated according to accounting principles generally accepted in Brazil, the following definitions and criteria should be adopted:

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

“Net Debt” means the amount calculated under consolidated basis at ISSUER, equal to (a) the sum of Liabilities before financial institutions, issued securities representing the debt and the net balance of derivative operations (liabilities less assets from derivative operations); subtracted from (b) available funds (cash, banks, immediately available applications or short term applications, securities issued by itself or third parties, and public and private bonds of any kind) and (e) effects of mark-to-market of derivative operation;

“EBITDA” means ISSUER’s operational profit, under consolidated basis, related to the last twelve (12) months, summed to depreciation and amortization expenses; and

“Liability(ies)” means the principal amount of securities representing the debt, issued before financial institutions registered in the ISSUER’s balance sheet on the calculation dates.

Paragraph Two – If at any audit time of obligations under this clause, ISSUER fails to meet the above mentioned index, ISSUER shall have additional ten (10) working days, from the notification by CAIXA in this sense, to solve the respective default, by any operation under which this index may be reestablished, including, without limitation, the ISSUER´s capital increase in to reduce the Net Debt, with or without partial payment of this Note. In this case, this reestablishment, provided that it occurs within ten (10) working days and accepted by CAIXA upon written notice, shall be deemed as effective on the date of determination of the respective index, with no penalty applicable to the ISSUER.

CLAUSE FIVE - Clause Twenty Two in the CCB shall be in effect with the additional line XXVII below:

XXVII) (i) Upon being in effect, change to the judicial recovery plan of NII Holdings, Inc. that (a) could imply, directly or indirectly, the inability of Nextel or Nextel S.A. to comply with the obligations under this Note and/or (b) contemplates assumption, by Brazilian Affiliates, of no obligation or lien in disagreement or inconsistent with the terms in this Note; or (ii) change or revocation in the competent judicial decision that confirms the judicial recovery plan of NII Holdings, Inc.

CLAUSE SIX - ISSUER shall present this amendment to be registered by the Registry of Titles and Documents in the City of São Paulo, Capital. Registration expenses shall be borne by the ISSUER who, hereby, authorizes the debt of the respective amounts from account Nr. 180-4, maintained at branch 3150, operation 003, CAIXA.

CLAUSE SEVEN – All other clauses and conditions in this CCB, as amended by its First and Second Amendments, that are not expressly amended hereby, are ratified and shall remain in full force for all due purposes.

And, in witness thereof, ISSUER issues this Bank Credit Note duly signed in four (4) copies of equal tenor, and the first copy (bank copy) is negotiable.

São Paulo, June 25, 2015

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

ISSUER:

/s/ Shamim Khan	/s/ Gokul Hemmady

NEXTEL TELECOMUNICAÇÕES LTDA.

Shamim Khan	Gokul Hemmady
Chief Financial Officer	President

GUARANTOR:

/s/ Shamim Khan	/s/ Gokul Hemmady

NEXTEL TELECOMUNICAÇÕES S.A.

Shamim Khan	Gokul Hemmady
Chief Financial Officer	President

SECOND AMENDMENT TO THE BANK CREDIT AGREEMENT NR. 21.3150.777.0000001-97, ISSUED BY NEXTEL TELECOMUNICAÇÕES LTDA., IN 12/08/2011, IN FAVOR OF CAIXA ECONÔMICA FEDERAL, IN THE AMOUNT OF R$ 640.000.000,00 (SIX HUNDRED FORTY MILLION REAIS)

CREDITOR:

/s/ Luiz Gustavo Silva Portela	/s/ Flavia Silva Nogueira

CAIXA ECONÔMICA FEDERAL

Executive Superintendent	Regional Superintendent S.E.
Registry Nr. 051710-5	Registry Nr. 050.753-2
SGE Infraes. Energia e Telecom	SR Osasco/SP